Exhibit 99.1
FOR IMMEDIATE RELEASE

Jackson Announces Second Quarter 2025 Results

LANSING, Mich. — August 5, 2025 — Jackson Financial Inc. (NYSE: JXN) (Jackson®) today announced its financial results for the second quarter ended June 30, 2025.

Second Quarter 2025 Key Highlights

▪Retail annuity sales1 of $4.4 billion in the second quarter of 2025, up 4% from the second quarter of 2024, reflecting continued strong demand across our product suite
–Variable annuity sales1 of $2.5 billion in the second quarter of 2025, reflecting a decline from the second quarter of 2024, primarily due to lower sales of products with lifetime benefits
–Registered index-linked annuity (RILA) sales of $1.4 billion in the second quarter of 2025, a slight decrease from the second quarter of 2024
–Fixed and fixed index annuity sales of $470 million in the second quarter of 2025, up significantly from the second quarter of 2024 reflecting capabilities added at PPM America to source higher yielding assets supporting attractive spread based products
▪Net income attributable to Jackson Financial Inc. common shareholders of $168 million, or $2.34 per diluted share in the second quarter of 2025, compared to $264 million, or $3.43 per diluted share in the second quarter of 2024
▪Adjusted operating earnings2 of $350 million, or $4.87 per diluted share in the second quarter of 2025, compared to $410 million, or $5.32 per diluted share in the second quarter of 2024, reflecting higher spread income from growth in average RILA assets under management (AUM), and a reduced share count due to repurchases, offset primarily by lower fee income from reduced average variable annuity AUM
▪Robust capital position at the operating company, with total adjusted capital of over $5.3 billion as of June 30, 2025 and an estimated risk-based capital (RBC) ratio at Jackson National Life Insurance Company (JNLIC) of 566%
▪Jackson (parent company only) net cash provided by (used in) operating activities in the second quarter of 2025 of ($24) million and $35 million for the twelve months ended June 30, 2025
▪Free cash flow2 in the second quarter of 2025 of $290 million reflecting distributions from our operating company of $325 million. Free cash flow was $503 million for the six months ended June 30, 2025, and for the twelve months ended June 30, 2025, totaled over $1 billion, reflecting distributions from our operating company of over $1.1 billion.
▪Returned $216 million to common shareholders in the second quarter of 2025 through $158 million of common share repurchases and $58 million in common dividends. Capital return to common shareholders for the first six months of 2025 was $447 million.
▪Cash and highly liquid securities at the holding company of over $700 million as of June 30, 2025, which was above Jackson’s targeted $250 million minimum liquidity buffer

Laura Prieskorn, President and Chief Executive Officer of Jackson, stated, “Our second quarter results underscore the continued strength of our business and our steady progress toward achieving strategic objectives. We delivered another quarter of year-over-year growth in retail annuity sales, driven by our well-diversified product
1 Excludes certain internal exchanges
2 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.

portfolio which now includes our recently launched Jackson Market Link Pro® III and Jackson Market Link Pro Advisory® III. Our robust in-force book generated free cash flow of $290 million for the quarter—significantly surpassing the $229 million generated during the second quarter of 2024—and exceeded $1 billion over the twelve months ended June 30, 2025. We also returned $216 million to common shareholders, maintained an estimated RBC ratio well above our target, and further strengthened our already substantial excess cash position at the holding company. We are confident in our ability to sustain this positive momentum throughout 2025 as we continue to help Americans secure their financial futures.”

Consolidated Second Quarter 2025 Results

The Company reported net income attributable to Jackson Financial Inc. common shareholders of $168 million, or $2.34 per diluted share for the three months ended June 30, 2025, compared to $264 million, or $3.43 per diluted share for the three months ended June 30, 2024. Net income in the second quarter reflected a loss from business reinsured to third parties, while the prior year’s second quarter included a gain. Additionally, the current quarter reflected a net hedging gain compared to a loss in the prior year’s second quarter. The results of reinsured business can differ significantly from quarter to quarter; however, these results do not impact our statutory capital or free cash flow and have a minimal net impact on shareholders’ equity because of the offset from related changes in Accumulated Other Comprehensive Income (AOCI). We believe the non-GAAP measure of adjusted operating earnings better represents the underlying performance of our business as adjusted operating earnings exclude, among other things, changes in the fair value of derivative instruments and market risk benefits tied to market volatility.

Adjusted operating earnings for the three months ended June 30, 2025, were $350 million, or $4.87 per diluted share, compared to $410 million or $5.32 per diluted share for the three months ended June 30, 2024. The current quarter adjusted operating earnings per share benefited from higher spread income resulting from growth in average RILA AUM and a reduction in the diluted share count due to common share repurchases. These were more than offset by lower fee income resulting from reduced average variable annuity AUM, a prior period benefit from a payout annuity reserve release, and a comparatively unfavorable impact from updating future policy benefits cash flow assumptions.

Total common shareholders’ equity was $9.8 billion or $137.81 per diluted share as of June 30, 2025, compared to $9.2 billion or $124.21 per diluted share as of December 31, 2024. Adjusted book value attributed to common shareholders3 was $11.1 billion or $155.11 per diluted share as of June 30, 2025, compared to $11.2 billion or $150.11 per diluted share as of December 31, 2024. The per share increase was driven primarily by a reduction in the diluted share count due to common share repurchases and year-to-date adjusted operating earnings of $0.7 billion. This was partially offset by capital return to shareholders during the first half of 2025. Return on equity attributable to common shareholders for the six months ended June 30, 2025 was 2.8%. Adjusted operating return on equity for the six months ended June 30, 2025 was 13.1%, essentially flat with the comparable period in the prior year.

Segment Results – Pretax Adjusted Operating Earnings3

	Three Months Ended
(in millions)	June 30, 2025	June 30, 2024
Retail Annuities	$417	$465
Institutional Products	19	29
Closed Life and Annuity Blocks	22	35
Corporate and Other	(52)	(56)
Total[4]	$406	$473
3 For the reconciliation of non-GAAP measures to the most comparable U.S. GAAP measures, please see the explanation of Non-GAAP Financial Measures in the Appendix to this release.
4 See reconciliation of Net Income to Total Pretax Adjusted Operating Earnings in the Appendix to this release.

Retail Annuities

Retail Annuities reported pretax adjusted operating earnings of $417 million in the second quarter of 2025, compared to $465 million in the second quarter of 2024. The current quarter benefited from higher spread income resulting from growth in average RILA AUM and lower operating expenses. These were more than offset by lower fee income resulting from reduced average variable annuity AUM, a prior period benefit from a payout annuity reserve release, and a comparatively unfavorable impact from updating future policy benefits cash flow assumptions.

Total retail annuity sales5 of $4.4 billion in the second quarter of 2025 were up from $4.2 billion in the second quarter of 2024. Traditional variable annuity sales5 of $2.5 billion in the current quarter were down from $2.7 billion in the second quarter of 2024, reflecting lower sales of products with lifetime benefits. RILA sales of $1.4 billion were down slightly from the second quarter of 2024. Fixed and fixed index annuity sales in the current quarter of $470 million were up from $85 million in the second quarter of 2024.

Institutional Products

Institutional Products reported pretax adjusted operating earnings of $19 million in the second quarter of 2025, compared to $29 million in the second quarter of 2024, driven by lower spread income. Net flows were $437 million in the current quarter, and total account value of $10.4 billion was up from $7.3 billion in the second quarter of 2024. Sales results underscore our ability to capitalize on robust demand for spread lending, demonstrating the effectiveness of our opportunistic sales strategy and our strong market positioning.

Closed Life and Annuity Blocks

Closed Life and Annuity Blocks reported pretax adjusted operating income of $22 million in the second quarter of 2025, compared to $35 million in the second quarter of 2024, reflecting lower premium income, higher death, other policyholder benefits and change in policy reserves, and a comparatively unfavorable impact from updating future policy benefits cash flow assumptions, partially offset by higher spread income.

Corporate and Other

Corporate and Other reported a pretax adjusted operating (loss) of $(52) million in the second quarter of 2025, compared to $(56) million in the second quarter of 2024, reflecting higher net investment and other income, partially offset by higher general and administrative expense. Corporate and Other also includes the results of PPM America, our asset management subsidiary, which has experienced nearly 20% growth in AUM from the second quarter of 2024. AUM as of June 30, 2025 was $83.5 billion, up from $69.9 billion at June 30, 2024 driven by growth in both Jackson’s general account and third party AUM.

Capitalization and Liquidity

(Unaudited, in billions)	June 30, 2025	March 31, 2025
Statutory Total Adjusted Capital (TAC) Jackson National Life Insurance Company	$5.3	$5.2
Statutory TAC at JNLIC was $5.3 billion as of June 30, 2025, up from $5.2 billion as of March 31, 2025. TAC was supported by strong earnings on in-force business, partially offset by a $325 million distribution to JNLIC’s parent during the second quarter and the related reduction in deferred tax asset admissibility. JNLIC’s estimated RBC ratio was 566% as of June 30, 2025, as higher TAC was more than offset by an increase in estimated company action level required capital. Holding company free cash flow totaled $290 million in the second quarter of 2025, $503 million for the six months ended June 30, 2025, and more than $1 billion over the last twelve months ended
5 Excludes certain internal exchanges

June 30, 2025, reflecting over $1.1 billion of distributions from the operating company.

Cash and highly liquid securities at the holding company totaled over $700 million as of June 30, 2025, which was above our targeted minimum liquidity buffer of $250 million.

Earnings Conference Call

Jackson will host a conference call on Wednesday, August 6, 2025, at 11 a.m. ET to review the second quarter results. The live webcast is open to the public and can be accessed at https://investors.jackson.com. A replay will be available following the call.

To register for the webcast, click here.

FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this release not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the SEC) on February 26, 2025, and elsewhere in the Company’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this release consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this release. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found in the “Non-GAAP Financial Measures” Appendix of this release.

Certain financial data included in this release consists of statutory accounting principles (“statutory”) financial measures, including “total adjusted capital.” These statutory financial measures are included in or derived from the Jackson National Life Insurance Company annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company’s website at investors.jackson.com/financials/statutory-filings.

ABOUT JACKSON
Jackson® (NYSE: JXN) is committed to helping clarify the complexity of retirement planning—for financial professionals and their clients. Through our range of annuity products, financial know-how, history of award-winning service* and streamlined experiences, we strive to reduce the confusion that complicates retirement planning. We take a balanced, long-term approach to responsibly serving all our stakeholders, including customers, shareholders, distribution partners, employees, regulators and community partners. We believe by providing clarity for all today, we can help drive better outcomes for tomorrow. For more information, visit www.jackson.com.

*SQM (Service Quality Measurement Group) Call Center Awards Program for 2004 and 2006-2024. (Criteria used for Call Center World Class FCR Certification is 80% or higher of customers getting their contact resolved on the first call to the call center (FCR) for 3 consecutive months or more.)

Jackson® is the marketing name for Jackson Financial Inc., Jackson National Life Insurance Company® (Home Office: Lansing, Michigan) and Jackson National Life Insurance Company of New York® (Home Office: Purchase, New York).

WEBSITE INFORMATION
Visit investors.jackson.com to view information regarding Jackson Financial Inc., including a supplement regarding the second quarter results. We routinely use our investor relations website as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into and is not part of this release.

Investor Relations Contacts:
Liz Werner
elizabeth.werner@jackson.com

Andrew Campbell
andrew.campbell@jackson.com

Media Contact:
Patrick Rich
patrick.rich@jackson.com

APPENDIX

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax, non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) (JFI) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI’s net cash provided by (used in) operating activities in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders or other corporate initiatives.

For additional detail on the non-GAAP financial measures, please refer to the supplement regarding the second quarter ended June 30, 2025, posted on our website, https://investors.jackson.com.

The following is a reconciliation of Adjusted Operating Earnings to net income (loss) attributable to Jackson Financial Inc. common shareholders, the most comparable U.S. GAAP measure.

U.S. GAAP Net Income (Loss) to Adjusted Operating Earnings

	Three Months Ended
(in millions, except share and per share data)	June 30, 2025	June 30, 2024
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$168	$264
Add: dividends on preferred stock	11	11
Add: income tax expense (benefit)	4	36
Pretax income (loss) attributable to Jackson Financial Inc.	183	311
Non-operating adjustments – (income) loss:
Guaranteed benefits and hedging results:
Fees attributable to guarantee benefit reserves	(764)	(780)
Net (gains) losses on hedging instruments	1,840	1,083
Market risk benefits (gains) losses, net	(2,203)	(516)
Net reserve and embedded derivative movements	1,066	278
Total net hedging results	(61)	65
Amortization of DAC associated with non-operating items at date of transition to LDTI[1]	127	136
Actuarial assumption updates and model enhancements	—	—
Net realized investment (gains) losses	(30)	30
Net realized investment (gains) losses on funds withheld assets	327	214
Net investment income on funds withheld assets	(227)	(285)
Other items	87	2
Total non-operating adjustments	223	162
Pretax adjusted operating earnings	406	473
Less: operating income tax expense (benefit)	45	52
Adjusted operating earnings before dividends on preferred stock	361	421
Less: dividends on preferred stock	11	11
Adjusted operating earnings	$350	$410

Weighted Average diluted shares outstanding	71,938,152	77,078,930
Net income (loss) per diluted share	$2.34	$3.43
Adjusted Operating Earnings per diluted share	$4.87	$5.32

1LDTI - Adoption of FASB issued ASU 2018-12 “Targeted Improvements to the Accounting for Long Duration Contracts”.

The following is a reconciliation of free cash flow at Jackson Financial Inc. (JFI) to JFI net cash provided by operating activities (parent company only), the most comparable U.S. GAAP measure.

Free cash flow at JFI to JFI net cash provided by (used in) operating activities

	Three Months Ended
	June 30, 2025	June 30, 2024
Jackson Financial, Inc. Net cash provided by operating activities (Parent Company Only)	$(24)	$(10)

Adjustments from net cash provided by operating activities to free cash flow:
Capital distributions from subsidiaries	325	250
Dividends on preferred stock	(11)	(11)
Total adjustments	314	239

Free cash flow	$290	$229

Free Cash Flow is Comprised of:
Capital distributions from subsidiaries	325	250
Interest on surplus note from subsidiary	—	—
Cash distributed to JFI	325	250

Parent company expenses	(29)	(29)
Net investment income and other income	6	6
Other, net	(12)	2
JFI expenses and other, net	(35)	(21)

Free cash flow	$290	$229

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on the Adjusted Book Value of JFI.

(in millions)	June 30, 2025	December 31, 2024
Total shareholders’ equity	$10,354	$9,764
Less: Preferred equity	533	533
Total common shareholders’ equity	9,821	9,231
Adjustments to total common shareholders’ equity:
Exclude Accumulated Other Comprehensive (Income) Loss attributable to Jackson Financial Inc.	1,233	1,925
Adjusted Book Value Attributable to Common Shareholders	$11,054	$11,156

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2025	2024
(in millions, except share and per share data)
Assets
Investments:
Debt Securities, available-for-sale, net of allowance for credit losses of $12 and $39 at June 30, 2025 and December 31, 2024, respectively (amortized cost: 2025 $47,515; 2024 $45,007)	$43,814	$40,289
Debt Securities, at fair value under fair value option	3,314	3,046
Equity securities, at fair value	177	197
Mortgage loans, net of allowance for credit losses of $137 and $121 at June 30, 2025 and December 31, 2024, respectively	9,545	9,462
Mortgage loans, at fair value under fair value option	393	449
Policy loans (including $3,540 and $3,489 at fair value under the fair value option at June 30, 2025 and December 31, 2024, respectively)	4,452	4,403
Freestanding derivative instruments	384	297
Other invested assets	2,896	2,864
Total investments	64,975	61,007
Cash and cash equivalents	3,784	3,767
Accrued investment income	561	529
Deferred acquisition costs	11,681	11,887
Reinsurance recoverable, net of allowance for credit losses of $26 and $27 at June 30, 2025 and December 31, 2024, respectively	20,409	21,830
Reinsurance recoverable on market risk benefits, at fair value	111	121
Market risk benefit assets, at fair value	8,721	8,899
Deferred income taxes, net	449	480
Other assets	823	787
Separate account assets	232,208	229,143
Total assets	$343,722	$338,450

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2025	2024
(in millions, except share and per share data)
Liabilities and Equity
Liabilities
Reserves for future policy benefits and claims payable	$10,929	$11,072
Other contract holder funds	61,953	58,312
Market risk benefit liabilities, at fair value	3,569	3,774
Funds withheld payable under reinsurance treaties (including $3,767 and $3,667 at fair value under the fair value option at June 30, 2025 and December 31, 2024, respectively)	15,740	16,742
Long-term debt	2,030	2,034
Repurchase agreements and securities lending payable	1,169	1,554
Collateral payable for derivative instruments	125	150
Freestanding derivative instruments	348	361
Notes issued by consolidated variable interest entities, at fair value under fair value option	2,639	2,343
Other liabilities	2,410	2,983
Separate account liabilities	232,208	229,143
Total liabilities	333,120	328,468

Equity
Series A non-cumulative preferred stock and additional paid in capital, $1.00 par value per share: 24,000 shares authorized; 22,000 shares issued and outstanding at June 30, 2025 and December 31, 2024; liquidation preference $25,000 per share	533	533
Common stock; 1,000,000,000 shares authorized, $0.01 par value per share and 69,958,388 and 73,380,643 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	6,047	6,046
Treasury stock, at cost; 24,529,927 and 21,107,672 shares at June 30, 2025 and December 31, 2024, respectively	(1,337)	(1,007)
Accumulated other comprehensive income (loss), net of tax expense (benefit) of $(273) and $(311) at June 30, 2025 and December 31, 2024, respectively	(2,623)	(3,522)
Retained earnings	7,733	7,713
Total shareholders' equity	10,354	9,764
Noncontrolling interests	248	218
Total equity	10,602	9,982
Total liabilities and equity	343,722	338,450

Condensed Consolidated Income Statements

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2025	2024	2025	2024
Revenues
Fee income	$1,942	$2,008	$3,928	$4,006
Premiums	40	37	80	75
Net investment income:
Net investment income excluding funds withheld assets	491	463	1,019	927
Net investment income on funds withheld assets	227	285	454	555
Total net investment income	718	748	1,473	1,482
Net gains (losses) on derivatives and investments:
Net gains (losses) on derivatives and investments	(2,860)	(1,342)	(1,517)	(4,234)
Net gains (losses) on funds withheld reinsurance treaties	(327)	(214)	(715)	(415)
Total net gains (losses) on derivatives and investments	(3,187)	(1,556)	(2,232)	(4,649)
Other income	16	10	30	11
Total revenues	(471)	1,247	3,279	925

Benefits and Expenses
Death, other policy benefits and change in policy reserves, net of deferrals	256	209	500	430
(Gain) loss from updating future policy benefits cash flow assumptions, net	12	(18)	24	(7)
Market risk benefits (gains) losses, net	(2,203)	(516)	43	(3,234)
Interest credited on other contract holder funds, net of deferrals and amortization	295	273	583	546
Interest expense	25	26	50	51
Operating costs and other expenses, net of deferrals	681	678	1,358	1,363
Amortization of deferred acquisition costs	274	277	549	555
Total benefits and expenses	(660)	929	3,107	(296)
Pretax income (loss)	189	318	172	1,221
Income tax expense (benefit)	4	36	5	137
Net income (loss)	185	282	167	1,084
Less: Net income (loss) attributable to noncontrolling interests	6	7	12	14
Net income (loss) attributable to Jackson Financial Inc.	179	275	155	1,070
Less: Dividends on preferred stock	11	11	22	22
Net income (loss) attributable to Jackson Financial Inc. common shareholders	$168	$264	$133	$1,048

Earnings per share
Basic	$2.34	$3.45	$1.83	$13.55
Diluted	$2.34	$3.43	$1.83	$13.44